Exhibit 99.1

Encore Capital Group Announces First Quarter 2019 Financial Results

•	Encore sets new records for earnings, global cash collections and estimated remaining collections

•	GAAP EPS of $1.57 per share

•	Non-GAAP Economic EPS of $1.46 per share

SAN DIEGO, May 8, 2019 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2019.
“In the first quarter, Encore’s strong operational and financial performance drove record results for our business,” said Ashish Masih, President and Chief Executive Officer. “Collections growth continues to be driven by our focus on operational innovation and increased productivity, resulting in record global cash collections and a further shift toward our call center and digital collections channel in the U.S. In addition, global portfolio purchases totaled $262 million in the quarter. We allocated approximately 98% of the capital we deployed in the first quarter to the U.S. and the U.K. debt purchasing markets, where we have scale advantages, leadership positions and the opportunity to earn the highest risk-adjusted returns relative to other markets. Our solid performance drove record earnings for the quarter and a new all-time high for global estimated remaining collections at $7.3 billion.”
“In Europe, Cabot continues to grow collections, revenues and earnings as the U.K.’s market leader in debt purchasing. Cabot is also a U.K. market leader in capital-light agency debt collections and business process outsourcing for the credit management services industry. Credit issuers in the U.K. and in Europe are looking to increasingly outsource their credit management responsibilities. As a result, Cabot is particularly well-positioned to benefit from its broad and deep credit management product offering.”
“Looking forward, consumer indebtedness in both the U.S. and the U.K. has recently reached new record levels, a strong indication of future increases in charge-offs and supply growth in our two most important markets,” said Masih.

Key Financial Metrics for the First Quarter of 2019:

•	Estimated remaining collections (ERC) increased $199 million compared to the end of the same period of the prior year, to a record $7.3 billion.

•	Portfolio purchases were $262 million, including $174 million in the U.S. and $84 million in Europe, compared to $277 million deployed overall in the same period a year ago.

•	Gross collections increased 5% to a record $514 million, compared to $489 million in the same period of the prior year.

•	Total revenues, adjusted by net allowances, increased 6% to $347 million, compared to $327 million in the first quarter of 2018.

•	Total operating expenses were $236 million, compared to $238 million in the same period of the prior year.

•	Adjusted operating expenses, which represent the expenses related to our portfolio purchasing and recovery business, were $187 million, compared to $188 million in the same period of the prior year.

•
Total interest expense decreased to $55.0 million, compared to $57.5 million in the same period of the prior year, principally as a result of our purchase of all previously outstanding Cabot-related Preferred Equity Certificates (PECs), partially offset by expenses relating to higher interest rates and higher balances on revolving credit facilities.

Encore Capital Group, Inc.

•	GAAP net income attributable to Encore was $49.3 million, or $1.57 per fully diluted share, compared to $21.8 million, or $0.83 per fully diluted share in the first quarter of 2018.

•	Adjusted net income attributable to Encore was $45.9 million, or $1.46 per fully diluted share, compared to $25.8 million, or $0.98 per fully diluted share in the first quarter of 2018.

•
As of March 31, 2019, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility, was $138.8 million and availability under Cabot’s revolving credit facility was £139.8 million (approximately $182.2 million).

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 8, 2019, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.

Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 3289575. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$167,096	$157,418
Investment in receivable portfolios, net	3,211,587	3,137,893
Deferred court costs, net	96,207	95,918
Property and equipment, net	117,371	115,518
Other assets	338,462	257,002
Goodwill	882,884	868,126
Total assets	$4,813,607	$4,631,875
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$195,686	$287,945
Debt, net	3,592,906	3,490,633
Other liabilities	150,458	33,609
Total liabilities	3,939,050	3,812,187
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 30,967 shares and 30,884 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	310	309
Additional paid-in capital	208,374	208,498
Accumulated earnings	769,443	720,189
Accumulated other comprehensive loss	(105,864)	(110,987)
Total Encore Capital Group, Inc. stockholders’ equity	872,263	818,009
Noncontrolling interest	2,294	1,679
Total equity	874,557	819,688
Total liabilities and equity	$4,813,607	$4,631,875
The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$53	$448
Investment in receivable portfolios, net	521,971	501,489
Other assets	10,367	9,563
Liabilities
Accounts payable and accrued liabilities	$4,661	$4,556
Debt, net	456,204	445,837
Other liabilities	46	46

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Revenue from receivable portfolios	$311,158	$281,009
Other revenues	34,552	35,968
Total revenues	345,710	316,977
Allowance reversals on receivable portfolios, net	1,367	9,811
Total revenues, adjusted by net allowances	347,077	326,788
Operating expenses
Salaries and employee benefits	91,834	89,259
Cost of legal collections	49,027	53,855
Other operating expenses	29,614	33,748
Collection agency commissions	16,002	11,754
General and administrative expenses	39,547	39,284
Depreciation and amortization	9,995	10,436
Total operating expenses	236,019	238,336
Income from operations	111,058	88,452
Other (expense) income
Interest expense	(54,967)	(57,462)
Other (expense) income	(2,976)	2,193
Total other expense	(57,943)	(55,269)
Income from operations before income taxes	53,115	33,183
Provision for income taxes	(3,673)	(9,470)
Net income	49,442	23,713
Net income attributable to noncontrolling interest	(188)	(1,886)
Net income attributable to Encore Capital Group, Inc. stockholders	$49,254	$21,827

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$1.58	$0.84
Diluted	$1.57	$0.83

Weighted average shares outstanding:
Basic	31,201	26,056
Diluted	31,359	26,416

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net income	$49,442	$23,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,995	10,436
Other non-cash interest expense, net	6,629	11,597
Stock-based compensation expense	1,826	2,276
Deferred income taxes	19,682	5,071
Allowance reversals on receivable portfolios, net	(1,367)	(9,811)
Other, net	4,081	1,342
Changes in operating assets and liabilities
Deferred court costs and other assets	18,725	(5,811)
Prepaid income tax and income taxes payable	(30,247)	(2,245)
Accounts payable, accrued liabilities and other liabilities	(67,775)	(35,539)
Net cash provided by operating activities	10,991	1,029
Investing activities:
Purchases of receivable portfolios, net of put-backs	(258,635)	(280,909)
Collections applied to investment in receivable portfolios, net	201,328	206,402
Purchases of property and equipment	(10,227)	(11,220)
Other, net	(1,980)	1,239
Net cash used in investing activities	(69,514)	(84,488)
Financing activities:
Proceeds from credit facilities	196,263	177,449
Repayment of credit facilities	(119,854)	(87,356)
Taxes paid related to net share settlement of equity awards	(1,950)	(2,571)
Other, net	(2,912)	(2,884)
Net cash provided by financing activities	71,547	84,638
Net increase in cash and cash equivalents	13,024	1,179
Effect of exchange rate changes on cash and cash equivalents	(3,346)	3,820
Cash and cash equivalents, beginning of period	157,418	212,139
Cash and cash equivalents, end of period	$167,096	$217,138

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2019		2018
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income attributable to Encore, as reported	$49,254	$1.57	$21,827	$0.83
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	4,002	0.13	3,035	0.12
Amortization of certain acquired intangible assets(1)	1,877	0.06	2,068	0.08
Acquisition, integration and restructuring related expenses(2)	1,208	0.04	572	0.02
Net gain on fair value adjustments to contingent consideration(3)	—	—	(2,274)	(0.09)
Expenses related to withdrawn Cabot IPO(4)	—	—	2,984	0.11
Adjustments attributable to noncontrolling interest(5)	—	—	(1,558)	(0.06)
Income tax effect of above non-GAAP adjustments and certain discrete tax items(6)	(1,383)	(0.05)	(810)	(0.03)
Change in tax accounting method(7)	(9,070)	(0.29)	—	—
Adjusted net income attributable to Encore	$45,888	$1.46	$25,844	$0.98
________________________

(1)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(2)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(4)
Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(5)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

(6)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

(7)	Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

Encore Capital Group, Inc.

	Three Months Ended March 31,
	2019	2018
GAAP total operating expenses, as reported	$236,019	$238,336
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(46,082)	(46,614)
Acquisition, integration and restructuring related expenses(2)	(1,208)	(572)
Stock-based compensation expense	(1,826)	(2,276)
Gain on fair value adjustments to contingent consideration(3)	—	2,274
Expenses related to withdrawn Cabot IPO(4)	—	(2,984)
Adjusted operating expenses related to portfolio purchasing and recovery business	$186,903	$188,164
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses (excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(4)
Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.